UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2020

GT Biopharma, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation or organization)	000-08092 (Commission File Number)	94-1620407 (IRS Employer I.D. No.)

9350 Wilshire Blvd. Suite 203
Beverly Hills, CA 90212
Phone: (800) 304-9888
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule l 4a- l 2 under the Exchange Act ( 17 CFR 240. l 4a- l 2)

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Pre-commencement communications pursuant to Rule l 4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l 3e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Effective October 5, 2020, the Registrant, GT Biopharma, Inc. (the “Company”), entered into a Master Services Agreement (the “Agreement”), with Cytovance Biologics, Inc., (“Cytovance”), a subsidiary of Shenzhen Hepalink Pharmaceutical Group Co., Ltd. Cytovance is headquartered in Oklahoma City, Oklahoma.

Under the Agreement, the Company will engage Cytovance as the exclusive manufacture for three of the Company’s TriKE™ therapeutic product candidates. Cytovance will manufacture TriKE™ using Cytovance’s proprietary Keystone® bacterial or mammalian expression systems. Subject to the completion of certain milestones by Cytovance, GT Biopharma has the option to pay Cytovance up to $6 million for its manufacturing services in either cash or in shares of the Company’s common stock valued at the time Cytovance achieves each of several milestones over the next 12 months.

Item 9.01 Exhibits.

(d) Exhibits

No.	Description

10.1	Master Services Agreement

99.1	Press Release

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GT Biopharma, Inc.

Dated: October 6, 2020	By:	/s/ Steven Weldon
Steven Weldon
Chief Financial Officer